SUB ITEM 77Q1

An Amendment, dated October 10, 2008, to the Amended and Restated Declaration of Trust of MFS Series Trust XV, dated July 24, 2007, is contained in Post-Effective Amendment No. 30 to the Registration Statement (File Nos.2-96738 and 811-4253), as filed with the Securities and Exchange Commission via EDGAR on October10, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.